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                      NUVEEN EXCHANGE-TRADED INDEX TRUST


     In accordance with Article V, Section 2 of the Declaration of Trust of Nuveen Exchange-Traded Index Trust (the "Trust"), effective January 1, 2001, the size of the Trust's Board of Trustees has been changed to seven (7) in number, and the following persons constitute all of the Trustees of the Trust:

                             Robert P. Bremner
                             3725 Huntington Street, N.W.
                             Washington, DC  20015

                             Lawrence H. Brown
                             201 Michigan Avenue
                             Highwood, Illinois  60040

                             Peter R. Sawers
                             22 The Landmark
                             Northfield, Illinois  60093

                             Anne E. Impellizzeri
                             15 High Street
                             Cold Spring, New York  10516

                             Timothy R. Schwertfeger
                             333 West Wacker Drive
                             Chicago, Illinois  60606

                             Judith M. Stockdale
                             1913 North Mohawk
                             Chicago, Illinois  60614

                             William J. Schneider
                             4000 Miller-Valentine Court
                             P.O. Box 744
                             Dayton, Ohio  45401

                          NUVEEN EXCHANGE-TRADED INDEX TRUST


                                       /s/ Gifford R. Zimmerman
                                     ----------------------------------
                                     By:  Gifford R. Zimmerman
                                          Vice President and Secretary